Exhibit 99.1

GAIAM REPORTS FIRST QUARTER REVENUE OF $47.3 MILLION AND

REITERATES FORECAST FOR DOUBLE-DIGIT INTERNAL REVENUE GROWTH IN 2012

First Quarter Internal Revenue Growth of 25% as Business Segment Rises 31%

and Direct to Consumer Segment Rises 19%

BOULDER, CO, May 9, 2012 — Gaiam, Inc. (NASDAQ: GAIA) (“the Company”), a lifestyle media company, today reported strong financial results for the first quarter ended March 31, 2012. The Company reported first quarter 2012 revenue of $47.3 million, a 25.2% internal revenue growth as compared to revenue in the first quarter of 2011. Revenue in the 2012 first quarter includes $0.3 million from less than a week of operations of Vivendi Entertainment. Excluding the Vivendi Entertainment acquisition-related costs and an unconsolidated equity investment loss, net income in the quarter was $0.6 million, or $0.03 per diluted share, as compared to a loss of $1.0 million, or $0.04 per diluted share, in the same quarter last year.

Gaiam will be hosting a conference call today, May 9, 2012, beginning at 2:30 p.m. MT (4:30 p.m. ET). The conference call number is 212/231-2900 or 415/226-5355. Questions and answers will be reserved for analysts and investors.

The table below summarizes the Company’s 2012 first quarter results, 2011 first quarter results as if Real Goods Solar (“RSOL”) was deconsolidated and 2011 first quarter historical results:

Summary of First Quarter Results

	Three Months Ended
	March 31,
(in millions except per share data)	2012 Actual	2011 (With RSOL Deconsolidated)(1)	2011 (With RSOL Consolidated)
Net revenues	$47.3	$37.4	$54.8
Gross profit	27.1	20.8	25.9
Operating expenses (2)	26.7	22.5	27.4
Operating income (loss) before Vivendi Entertainment acquisition-related costs	0.4	(1.6)	(1.6)
Vivendi Entertainment acquisition-related costs	1.7	N/A	N/A
Adjusted EBITDA (3)	2.6	0.0	0.2
Non-GAAP net income (loss) attributable to Gaiam (4)	0.6	(1.0)	(1.0)
Net loss attributable to Gaiam (5)	(1.2)	(1.0)	(1.0)
Diluted loss per share attributable to Gaiam (5)	(0.05)	(0.04)	(0.04)

(1)	Assumes Real Goods Solar was deconsolidated and accounted for as an equity method investment as of January 1, 2011.
(2)	Total operating expenses for the three months ended March 31, 2012 excluding the $1.7 million of charges related to the Company’s March 2012 acquisition of Vivendi Entertainment.
(3)	A reconciliation of Loss from operations to Adjusted EBITDA can be found later in this release.
(4)	Net income (loss) attributable to Gaiam, Inc. excluding the Vivendi Entertainment acquisition-related costs of $1.7 million and a non-cash loss related to the Company’s equity investment in Real Goods Solar of $0.7 million. See Non-GAAP Financial Measures presented later in this release.
(5)	Net loss and diluted loss per share for the three months ended March 31, 2012 include a charge of approximately $1.7 million, or $0.05 per diluted share, related to the Company’s March 2012 acquisition of Vivendi Entertainment and a non-cash loss of $0.7 million, or $0.03 per diluted share, related to the Company’s equity investment in Real Goods Solar, which is treated as an unconsolidated equity investment.

Lynn Powers, CEO of Gaiam, Inc., commented, “Our strong first quarter financial results reflect the success we are achieving following the repositioning of our core businesses. Our aggregator role with Target, as well as solid growth with several other large retailers, including Amazon and Wal-Mart, are driving growth in our business segment. Our repositioned direct response television operations are also a catalyst for growth in our direct to consumer segment, as reflected by the success we are generating with our Jillian Michaels media fitness program.”

Jirka Rysavy, Chairman of Gaiam, added, “I’m very happy with our return to double-digit internal revenue growth. We see expansion of the Gaiam brand across more media and products, and remain confident Gaiam is positioned for revenue growth and improved profitability in 2012.”

2012 First Quarter Financial Review (As Compared to 2011 with RSOL Deconsolidated)

On December 31, 2011, due to the conversion of the Company’s holdings of RSOL Class B common stock to Class A common stock, Gaiam changed the accounting for its investment in Real Goods Solar, Inc. (“Real Goods Solar”) from a consolidated basis to an equity method (“deconsolidated”). As a result, for 2012, Gaiam’s interest in Real Goods Solar’s net results are reflected as a single line in Gaiam’s financial statements, whereas for 2011 Real Goods Solar’s financial position and results of operations are consolidated into each line of Gaiam’s financial statements. The year-over-year financial comparisons below are stated as if Real Goods Solar was deconsolidated as of January 1, 2011.

Net revenue increased $9.9 million, or 26.6% to $47.3 million in the first quarter ended March 31, 2012. Net revenue growth for the business segment was 32.6%, or $6.3 million, and excluding Vivendi Entertainment, internal revenue growth was 30.7%. The internal growth of the direct to consumer segment was 19.3%, or $3.6 million, compared to the prior year quarter. The increase in sales in the business segment reflects a contribution from the Company’s third party aggregator role with Target following the implementation of this strategy in the fourth quarter of 2011 and approximately less than one week, or $0.3 million, contribution from the operations of Vivendi Entertainment. The increase in direct to consumer sales is primarily a result of increases in the Company’s direct response marketing business.

First quarter 2012 gross profit increased to $27.1 million, or 57.3% of net revenue, from $20.8 million, or 55.7% of net revenue, during the comparable quarter last year. The increase in gross margin primarily reflects a shift in the sales mix to the higher margin direct response marketing business.

Selling and operating expenses were $24.2 million, or 51.1% of net revenue, in the first quarter of 2012, compared to $20.1 million, or 53.8% of net revenue, in the prior-year period. The lower selling and operating expenses as a percentage of total revenue is primarily the result of the optimization of advertising spend for the direct response television business, partially offset by additional costs to develop digital delivery and Gaiam TV.

Corporate, general and administration expenses, as a percentage of net revenue, declined to 5.4% from 6.2% in the prior-year period.

Adjusted EBITDA, (a Non-GAAP financial measurement) increased to $2.6 million in the first quarter of 2012 from a slight loss in the prior-year period.

Excluding the $1.7 million in acquisition-related costs recorded in the period and the $0.7 million loss resulting from Gaiam’s equity investment in Real Good Solar, net income for the first quarter of 2012 was $0.6 million, or $0.03 per diluted share, compared to a net loss of $1.0 million, or $0.04 per diluted share, in the prior-year period. Including the acquisition-related costs and the loss from Gaiam’s equity investment in Real Goods Solar, Gaiam reported a net loss of $1.2 million, or $0.05 per diluted share, for the first quarter of 2012. (See Non-GAAP Financial Measurements presented later this press release.)

Gaiam reiterated its expectation for double-digit organic revenue growth, as well as higher operating margins in 2012 compared to 2011. The organic revenue growth is expected to continue to be driven by the repositioning of Gaiam’s businesses during 2011, including the Company’s aggregator role at Target and the direct response marketing business. In addition, the acquisition of Vivendi Entertainment is expected to add approximately $25 million annually to both revenue and gross profit. The Company also anticipates that operating margins will improve over the fiscal 2011 levels due to increased revenues in the higher margin businesses, such as the direct response marketing business. Operating margins will also benefit from operational synergies the Company expects to achieve as a result of its acquisition of Vivendi Entertainment earlier this year.

Lynn Powers, concluded, “We continue to forecast strong financial growth for the balance of 2012 driven by double-digit organic revenue growth and additional revenue related to our recent acquisition of Vivendi Entertainment. Our repositioned approach to the businesses, investments we are making to bring innovative new products to market and the operational synergies from our Vivendi Entertainment acquisition position us to improve profitability and create value for shareholders.”

Following the completion of the conference call, a replay will be available until May 16, 2012 by dialing 800/633-8284 or 402/977-9140, passcode: 21590675.

About GAIAM

Gaiam, Inc. (NASDAQ: GAIA) is a leading producer and marketer of lifestyle media and fitness accessories. With a wide distribution network that consists of over 60,000 retail doors, 14,900 store within stores, a digital distribution platform and 10 million direct customers, Gaiam is dedicated to providing solutions for LOHAS (lifestyle of health and sustainability) and eco-conscious living. The Company dominates the health and wellness category and releases non-theatrical programming focused on family entertainment and conscious media. In addition, Gaiam has exclusive licensing agreements with Discovery Communications and other licensing partners. For more information about Gaiam, please visit www.gaiam.com or call 1.800.869.3603.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Gaiam’s filings with the Securities and Exchange Commission. Gaiam assumes no duty to update any forward-looking statements.

CONTACT:
Steve Thomas	Joseph N. Jaffoni, Norberto Aja, Richard Land
Chief Financial Officer	J C I R
Gaiam, Inc.	(212) 835-8500
(303) 222-3782	gaia@jcir.com
Steve.thomas@gaiam.com

- tables follow -

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31, 2012		March 31, 2011
Net revenue	$47,333	100.0%	$37,387	100.0%
Cost of goods sold	20,227	42.7%	16,556	44.3%

Gross profit	27,106	57.3%	20,831	55.7%
Selling and operating	24,161	51.1%	20,111	53.8%
Corporate, general and administration	2,573	5.4%	2,341	6.3%
Acquisition-related costs	1,667	3.5%	—	0.0%

Loss from operations	(1,295)	-2.7%	(1,621)	-4.4%
Interest and other income	56	0.1%	44	0.1%
Loss from equity method investment	(696)	-1.5%	(14)	0.0%

Loss before income taxes	(1,935)	-4.1%	(1,591)	-4.3%
Income tax benefit	(637)	-1.3%	(599)	-1.6%

Net loss	(1,298)	-2.8%	(992)	-2.7%
Net (income) loss attributable to the noncontrolling interest	79	0.2%	(42)	-0.1%

Net loss attributable to Gaiam, Inc.	$(1,219)	-2.6%	$(1,034)	-2.8%

Weighted-average shares outstanding:
Basic	22,698		23,301
Diluted	22,698		23,301
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.05)		$(0.04)
Diluted	$(0.05)		$(0.04)

GAIAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash	$13,830	$14,545
Accounts receivable, net	49,000	31,113
Inventory, less allowances	29,388	29,205
Deferred advertising costs	3,256	3,303
Deferred tax assets	6,198	6,686
Receivable from equity method investee	3,080	2,176
Advances	13,703	5,336
Other current assets	2,207	1,969

Total current assets	120,662	94,333
Property and equipment, net	23,561	23,664
Media library, net	13,985	14,576
Deferred tax assets	13,827	12,636
Goodwill	2,673	2,673
Other intangibles, net	13,901	569
Equity method investment	13,604	14,300
Other assets	539	539

Total assets	$202,752	$163,290

Liabilities and Equity
Current liabilities:
Line of credit	$14,000	$—
Accounts payable	17,395	21,069
Participations payable	18,068	7,851
Accrued liabilities	3,725	3,196
Debt	19,330	—

Total current liabilities	72,518	32,116
Total equity	130,234	131,174

Total liabilities and equity	$202,752	$163,290

Non-GAAP Financial Measures For Exclusion Of Acquisition-Related Costs and Loss From Equity Method Investment

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the quarter ended March 31, 2012. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of GAAP net loss to the non-GAAP net income is set forth below (unaudited, in millions):

For the Quarter Ended March 31, 2012
Net loss attributable to Gaiam, Inc.	$(1.2)
Exclusion of acquisition-related costs (net of taxes of $0.6 million) (a)	1.1
Exclusion of loss from equity method investment	0.7

Non-GAAP net income attributable to Gaiam, Inc.	$0.6

A reconciliation of GAAP net loss per share to the non-GAAP net income per share is set forth below (unaudited):

For the Quarter Ended March 31, 2012
Net loss per share attributable to Gaiam, Inc. common shareholders — diluted	$(0.05)
Exclusion of acquisition-related costs per share (net of taxes of $0.6 million) (a)	0.05
Exclusion of loss from equity method investment per share	0.03

Non-GAAP net income per share attributable to Gaiam, Inc. common shareholders — diluted	$0.03

Weighted average shares used in net income per share calculations — diluted	22,698,000

(a)	Income taxes were computed at an effective tax rate of approximately 35.5%.

Non-GAAP Financial Measures For Earnings Before Share-Based Compensation, Interest, Acquisition-Related Costs, Income Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the quarters ended March 31, 2012 and 2011. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in the prior period and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of the GAAP loss from operations to the non-GAAP earnings before share-based compensation, interest, acquisition-related costs, income taxes, depreciation and amortization (“Adjusted EBITDA”) is set forth below (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Quarter Ended March 31, 2012	For the Quarter Ended March 31, 2011	For the Quarter Ended March 31, 2011
Loss from operations	$(1.3)	$(1.6)	$(1.6)
Exclusion of share-based compensation	0.3	0.3	0.4
Exclusion of depreciation and amortization	1.9	1.3	1.4
Exclusion of acquisition-related costs	1.7	—	—

Non-GAAP adjusted EBITDA	$2.6	$(0.0)	$0.2

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	March 31, 2012		March 31, 2011
Net revenue	$47,333	100.0%	$54,812	100.0%
Cost of goods sold	20,227	42.7%	28,952	52.8%

Gross profit	27,106	57.3%	25,860	47.2%
Selling and operating	24,161	51.1%	24,383	44.5%
Corporate, general and administration	2,573	5.4%	3,032	5.5%
Acquisition-related costs	1,667	3.5%	—	0.0%

Loss from operations	(1,295)	-2.7%	(1,555)	-2.8%
Interest and other income	56	0.1%	46	0.1%
Loss from equity method investment	(696)	-1.5%	—	0.0%

Loss before income taxes	(1,935)	-4.1%	(1,509)	-2.7%
Income tax benefit	(637)	-1.3%	(568)	-1.0%

Net loss	(1,298)	-2.8%	(941)	-1.7%
Net (income) loss attributable to the noncontrolling interest	79	0.2%	(59)	-0.1%

Net loss attributable to Gaiam, Inc.	$(1,219)	-2.6%	$(1,000)	-1.8%

Weighted-average shares outstanding:
Basic	22,698		23,301
Diluted	22,698		23,301
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.05)		$(0.04)
Diluted	$(0.05)		$(0.04)